EXHIBIT 10.12


                                LICENSE AGREEMENT

THIS LICENSE AGREEMENT (this "Agreement") is made as of April 1, 2004 (the "Effective Date") by and between MedStrong International Corporation, having an address at 500 Silver Spur Road, Suite 101, Rancho Palos Verdes, CA 90274 ("MedStrong") and Jerry R. Farrar/Cargril Acceptance Corporation, or assignee (herein "Licensee), having an address at 3340 Palos Verdes Drive East, Rancho Palos Verdes, CA 90275 ("Licensee").

                                    RECITALS

WHEREAS,  MedStrong  owns and has the right to license the Patient  Data Quickly
(PDQ) Software Rights (defined below); WHEREAS, MedStrong desires to exclusively license to Licensee, and Licensee desires to obtain a license from MedStrong to, the PDQ Software Rights;
NOW, THEREFORE, the parties agree:

                             ARTICLE I. DEFINITIONS

The terms, as defined herein, shall have the same meanings in both their singular and plural forms.


1.1 "Affiliate" means any corporation or other business entity in which Licensee owns or controls, directly or indirectly, more than fifty percent (50%) of the outstanding stock or other voting rights entitled to elect directors, or in which Licensee is owned or controlled directly or indirectly by more than fifty percent (50%) of the outstanding stock or other voting rights entitled to elect directors. For purposes of this Agreement, MedStrong shall not be deemed to be an Affiliate of Licensee.

1.2 "Combination Product" means any product which is a Licensed Products and Services and contains other service(s) or product(s) or service or product component(s) that (i) the sale, use or import by itself does not contribute to or induce the infringement of Software Rights; (ii) can be sold separately; and (iii) enhances the market price of the final product(s) sold, used or imported.

1.3 "Gross Net Margin" means the total of the gross invoice prices of Licensed Products and Services sold by Licensee, or an Affiliate, less agents' commissions and cancellations.

1.4      "Licensed Field" means medical information.

1.5 "Licensed Products and Services" means any products or services for which the use, sale, offer for sale, or importation would constitute, but for the license granted to Licensee by MedStrong herein, an infringement of any Valid Claim within the Software Rights.


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1.6      "Software   Rights"  means  any  and  all  PDQ  Software  and  Software applications listed on Exhibit A.
                                ---------

1.7      "Retained Field" means any products outside of the Licensed Field.

1.8 "Sublicense Income" means all consideration, including, but not limited to royalties, sublicense issue fees, sublicense maintenance fees and sublicense milestone payments received by Licensee in consideration for the grant of a sublicense under the Software Rights to a sub licensee pursuant to this Agreement; provided, however, that Sublicense Income shall not include: (i) payments made for the performance of research or development activities; (ii) payments made at fair market value in arms length transactions representing equity investments in Licensee or the proceeds of debt instruments; and (iii) payments received to reimburse Licensee for Software expenses. Notwithstanding the foregoing, any royalties paid from Affiliates to Licensee shall not be considered Sublicense Income.

                                ARTICLE 2. GRANT

2.1 License. MedStrong hereby grants to Licensee, and Licensee hereby accepts, a worldwide, exclusive, perpetual license, under the Software Rights, to make, use, sell, offer for sale and export Licensed Products and Services and practice any methods covered by the Software Rights, solely within the Licensed Field; provided, that this license does not include the right to use the name "MedStrong" in any manner.

2.2 Delivery. MedStrong will deliver to Licensee all necessary PDQ software codes, unencumbered, for the Software Rights in the Licensed Field. MedStrong shall also assign, transfer and sell the equipment listed on Schedule B hereto to Licensee.

2.3 Change of Name of Web Site. Licensee shall, within thirty (30) days of the Effective Date, change the name of MedStrong's web site and shall similarly change all promotional materials used by Licensee so as not to use the name "MedStrong" in any manner in conducting its business under this Agreement.

2.4 Indemnification. Licensee shall defend, indemnify and hold MedStrong, its affiliates, and its and their employees, agents, officers, directors, successors and assigns harmless from and against any and all losses, liabilities, damages, judgments, penalties, fines, claims, fees (including attorneys fees) and expenses, including, without limitation, all amounts paid in investigation, defense or settlement, that result from or arise in connection with a claim, suit or other proceeding resulting from actions of Licensee in sale of or its business operations with respect to the above Software Rights under this Agreement.

                              ARTICLE 3. PAYMENTS

3.1 Upfront Payment. Licensee shall pay to MedStrong Sixty-Five Thousand Dollars ($65,000) within three (3) days of the Effective Date.

3.2      Royalties.


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                (a)  Royalty  Amount.  Licensee  shall  pay to  MedStrong,  on a monthly basis, royalties equal to Thirty-Five (35%) Percent of the Gross Net Margin of Licensed Products and Services up to Two Hundred Thousand ($200,000) Dollars of Gross Net Margin and Fifty (50%) Percent of Gross Net Margin
thereafter until Licensee has paid One Hundred Ninety Thousand ($190,000) Dollars in royalties (the "Minimum Royalty Payment"), after which the applicable percentage shall be One (1%) of gross net margin, with right of offset for any client cancellations, overpayments or other moneys due one party or the other.


                (b) Royalty Payments and Reports. After the first commercial sale of a Licensed Products and Services anywhere in the world, Licensee shall submit royalty payments and reports to MedStrong within Twenty Five (25) days of the close of the previous month's licensed business beginning Sixty (60) days from the effective date. Each royalty report shall contain any information reasonably necessary to calculate accurately the royalty amounts to be paid to MedStrong.


                (c) Royalty Stacking. In the event that Licensee reasonably determines that in any country any Licensed Products and Services infringes upon the Software rights (including rights under Software applications) of a third party, and Licensee obtains a license under such third party rights, then Licensee shall have the right to deduct from the royalties otherwise due and payable under Section 3.3 arising from the sale of Licensed Products and Services and Services in such country, the amount, up to a maximum of fifty (50%) of the royalties otherwise payable, that Licensee is obliged to pay under the third party license in order to obtain rights from such third party in such country. 3.3 Sublicensing Income. Licensee shall pay to MedStrong, on a quarterly basis, fifty percent (50%) of any Sublicense Income received by Licensee. 3.4 Payment Terms. Unless otherwise expressly specified, payments due on a quarterly basis shall be due within thirty (30) days of such calendar quarter.

                             ARTICLE 4. AUDIT RIGHTS
4.1      Records & Audits.

                (a) Licensee shall use reasonable efforts to keep accurate and correct records of all Licensed Products and Services sold, and sublicense fees received under this Agreement. Such records shall be retained by Licensee for at least two (2) years following a given reporting period.

                (b)All records of Licensee and its Affiliates and Sub licensees shall be available during normal business hours for inspection at the expense of MedStrong by a nationally recognized certified public accountant selected by MedStrong and acceptable to Licensee for the sole purpose of verifying reports and payments or other compliance issues. Such inspector shall not disclose to MedStrong any information other than information relating to the accuracy of reports and payments made under this Agreement or other compliance issues. In


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the event that any such inspection shows an  underreporting  and underpayment in excess of ten percent (10%) for any twelve (12) month period, then Licensee shall pay the cost of the audit as well as any additional sum that would have been payable to MedStrong had Licensee reported correctly.

                     ARTICLE 5. TERMINATION OF THE AGREEMENT

5.1 Term. Unless terminated earlier in accordance with this Article, this Agreement shall be effective beginning on the Effective Date and ending on the expiration date of the longest-lived Valid Claim.

5.2 Termination by MedStrong. If Licensee materially fails to perform or materially violates any term of this Agreement, then MedStrong may give written notice of default ("Notice of Default") to Licensee. If Licensee fails to cure a payment default (pursuant to Section 3.1, 3.2 or 3.3, a "Payment Default") within thirty (30) days, or a material default other than a Payment Default, within sixty (60) days of the Notice of Default, MedStrong may terminate this Agreement and the license granted herein by a second written notice ("Notice of Termination") to Licensee. If a Notice of Termination is sent to Licensee, this Agreement shall automatically terminate on the effective date of that notice;
provided, that, if Licensee has made royalty payments in an amount at least equal to the Minimum Royalty Payment, MedStrong's sole remedy in the event of a default by Licensee shall be to declare Licensee's rights under this Agreement to be non-exclusive.

5.3 Termination by Licensee. Licensee shall have the right at any time and for any reason, or no reason at all, to terminate this Agreement upon a ninety (90) day written notice to MedStrong. Said notice shall state Licensee's reason for terminating this Agreement.

5.4 Disposition of Licensed Products and Services on Hand. Upon termination of this Agreement, Licensee shall return to MedStrong any software codes relating to the Software Rights in the Licensed Field.

5.5 Treatment of Sublicenses. MedStrong shall in good faith cooperate with Licensee to provide comfort to any Licensee sublicenses of the consequences of the termination of this Agreement.

                    ARTICLE 6. REPRESENTATIONS AND WARRANTY

6.1   Representations and Warranties.

(a)   MedStrong represents and warrants:

(1) that it is the sole owner of the Software Rights and has the lawful right to grant this license;


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(2)   that  none  of  the  Software  Rights  are  the  subject  of  any  pending interference, encumbrances, opposition, cancellation or other challenge or adversarial proceeding;

(3) it has neither assigned nor granted any license or other rights to the Software Rights and it is under no obligation to grant any such license or rights to any third party;

(4) there are no outstanding liens, encumbrances, third party rights, agreements or understandings of any kind, either written, oral or implied, regarding the Software Rights which are inconsistent or in conflict with any provision of this Agreement; and

(5) the execution and delivery of this Agreement, and the performance by MedStrong of its obligations hereunder have been duly authorized by all necessary corporate or other action on the part of MedStrong, and no consents, waivers, or permissions that have not already been granted are required for such actions.

6.2 MEDSTRONG HEREBY DISCLAIMS ANY IMPLIED WARRANTIES WITH RESPECT TO THE SOFTWARE RIGHTS, INCLUDING WITHOUT LIMITATION ANY WARRANTY OF MERCHANTABILITY OR WARRANTY OF FITNESS FOR A PARTICULAR PURPOSE.

                      ARTICLE 7. MISCELLANEOUS PROVISIONS

7.1 Correspondence. Any notice or payment required to be given to either party under this Agreement shall be deemed to have been properly given and effective:

(a) on the date of delivery if delivered in person,  or

(b) five (5) days after mailing if mailed by first-class or certified mail, postage paid, to the respective addresses given below, or to such other address as is designated by written notice given to the other party.

If sent to Licensee,  Inc.:

Jerry Farrar

Cargril  Acceptance  Corporation

3340 Palos Verdes Drive East

Rancho Palos Verdes, CA 90275



If sent to MedStrong:

MedStrong International Corporation


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500 Silver Spur Road, Suite 101

Rancho Palos Verdes, CA 90274

Attention:  President

7.2 Assignability. Except as otherwise expressly provided under this Agreement, neither this Agreement nor any right or obligation hereunder may be assigned or otherwise transferred (whether voluntarily, by operation of law or otherwise) by either party, without the prior express written consent of the other party; provided, however, that either party may, without such consent, assign this Agreement and its rights and obligations hereunder in connection with the transfer or sale of all or substantially all of its business, whether through merger, reorganization or otherwise.

7.3 No Waiver. No waiver by either party of any breach or default of any covenant or agreement set forth in this Agreement shall be deemed a waiver as to any subsequent and/or similar breach or default.


7.4 Failure to Perform. In the event of a failure of performance due under this Agreement and if it becomes necessary for either party to undertake legal action against the other on account thereof, then the prevailing party shall be entitled to reasonable attorney's fees in addition to costs and necessary disbursements.

7.5 Governing Laws/Venue. THIS AGREEMENT SHALL BE INTERPRETED AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF CALIFORNIA, without regard to the conflicts of laws principles thereof, but the scope and validity of any Software or Software application shall be governed by the applicable laws of the country where the Software or Software application is commercialized. The sole jurisdiction and venue for actions related to the subject matter of this Agreement shall be the state and US federal courts having within their jurisdiction the county of Los Angeles, California. Both parties consent to the jurisdiction of such courts and agree that process may be served in the manner provided herein for giving notices or otherwise as allowed by the California state or US federal law.

7.6 Force Majeure. A party to this Agreement may be excused from any performance required herein if such performance is rendered impossible or unfeasible due to any catastrophe or other major event beyond its reasonable control, including, without limitation, war, riot, and insurrection; laws, proclamations, edicts, ordinances, or regulations; strikes, lockouts, or other serious labor disputes; and floods, fires, explosions, or other natural disasters. When such events have abated, the non-performing party's obligations herein shall resume.


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7.7      Headings.  The  headings  of the  several  sections  are  inserted  for convenience of reference only and are not intended to be a part of or to affect the meaning or interpretation of this Agreement.

7.8 Entire Agreement. This Agreement embodies the entire understanding of the parties and supersedes all previous communications, representations or understandings, either oral or written, between the parties relating to the subject matter hereof.

7.9 Amendments. No amendment or modification of this Agreement shall be valid or binding on the parties unless made in writing and signed on behalf of each party.

7.10 Severability. In the event that any of the provisions contained in this Agreement is held to be invalid, illegal, or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of this Agreement, and this Agreement shall be construed as if the invalid, illegal, or unenforceable provisions had never been contained in it.

IN WITNESS WHEREOF, both MedStrong and Licensee have executed this Agreement, in duplicate originals, by their respective and duly authorized officers on the day and year written.



Jerry Farrar                                MedStrong International Corporation
Cargril Acceptance Corporation

        /s/ Jerry R. Farrar                     /s/ Joel San Antonio
By                                          By
   -------------------------------------      ---------------------------------
           (Signature)                                (Signature)

Name:                                       Name
      ----------------------------------         ------------------------------

            President                                  Chairman
Title:                                      Title:
        -----------------------                    ----------------------------